EXHIBIT 21.1

Principal Subsidiaries of Tele2 AB (publ)

Subsidiary name, registration number and registered office	Holding (capital/votes)
Securevalue Consulting LTD, 9908070, London, UK	25%
Tele2 Holding Ab, 556579–7700, Stockholm, Sweden	100%
Tele2 Treasury AB, 556606–7764, Stockholm, Sweden	100%
Tele2 Sverige AB, 556267–5164, Stockholm, Sweden	100%
Triangelbolaget D4 AB, 556007–9799, Stockholm, Sweden	25%
End-Up AB, 559119–5523, Stockholm, Sweden	100%
Svenska UMTS-nät Holding AB, 556606–7988, Stockholm, Sweden	100%
Svenska UMTS-nät AB, 556606–7996, Stockholm, Sweden	50%
Interloop AB, 556450–2606, Stockholm, Sweden	100%
Net4Mobility HB, 969739–0293, Stockholm, Sweden 16	50%
Tele2 IoT AB, 556078–0598, Kista, Sweden	100%
Kombridge AB, 556817-2059, Gothenburg, Sweden	100%
Tele2 IoT Latvia SIA, 40003681691, Riga, Latvia	100%
Tele2 IoT Austria GmbH, FN463093w, Vienna, Austria	100%
Tele2 Business AB, 556465-8507, Stockholm, Sweden	100%
SNPAC Swedish Nr Portability Adm.Centre AB, 556595-2925, Stockholm, Sweden	40%
Tele2 Netherlands Holding NV, 33272606, Amsterdam, Netherlands	100%
Tele2 Nederlands BV, 33303418, Amsterdam, Netherlands	100%
Tele2 Retail BV, 63201488, Amsterdam, Netherlands	100%
Tele2 Finance BV, 66209218, Amsterdam, Netherlands	100%
Khan Tengri Holding B.V., 27313531, Amsterdam, Netherlands	49%/50.52%

Mobile Telecom Service LLP, 66497-1910-TOO, Almaty, Kazakhstan	100%
Tele2 d.o.o. Za telekomunikacijske usulge, 1849018, Zagreb, Croatia	100%
Tele2 Holding Lithuania AS, 11920703, Tallinn, Estonia	100%
UAB Tele2, 111471645, Vilnius, Lithuania	100%
UAB Personalo valdymas, 302473332, Vilnius, Lithuania	100%
UAB Mobilieji mokéjimai, 304431143, Vilnius, Lithuania	33.3%
Viesoji istaiga Numerio perkelimas, 303386211, Vilnius, Lithuania	25%
UAB Tele2 Fiksuotas Rysys, 111793742, Vilnius, Lithuania	100%
SIA Tele2, 40003272854, Riga, Latvia	100%
SIA Tele2 Shared Service Center, 40003690571, Riga, Latvia	100%
Tele2 Eesti AS, 10069046, Tallinn, Estonia	100%
Estonian Broadband Development Foundation, Estonia	12.5%
Tele2 Europe SA, R.C.B56944, Luxembourg	100%
Communication Services Tele2 GmbH, 36232, Düsseldorf, Germany	100%
Tele2 International Call GmbH, HRB64239, Düsseldorf, Germany	100%
Collecta Forderungsmanagement GmbH, HRB 67126, Düsseldorf, Germany	100%
Tele2 Beteiligungs GmbH, HRB64230, Düsseldorf, Germany	100%
T&Q Netz GmbH Co KB, HRA21263, Düsseldorf, Germany	50%
Tele2 Service GmbH, HRB79647, Düsseldorf, Germany	100%
IntelliNet Holding BV, 34126307, Amsterdam, Netherlands	100%
010033 Telecom GmbH, HRB 48344, Frankfurt, Germany	100%
Tele2 Telecommunication GmbH s.r.o., 35820616, Bratislava, Slovakia	100%
Tele2 Luxembourg S.A., R.C. B-84.649, Luxembourg	100%
SEC Finance SA, B104730, Luxembourg	100%
Tele2 Luxembourg AB, 556304-7025, Stockholm, Sweden	100%
Tele2 Finance Luxembourg SARL, RCB112873, Luxembourg	100%